    As filed with the Securities and Exchange Commission on November 26, 1996
                                                   Registration No. _________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         CALYPTE BIOMEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                          06-1226727
(State of Incorporation)                       (IRS Employer Identification No.)

                               1440 Fourth Street
                           Berkeley, California 94710
                    (Address of Principal Executive Offices)

                            1995 Director Option Plan
                              Incentive Stock Plan
                        1995 Employee Stock Purchase Plan
                            (Full Title of the Plans)

                                  JOHN P. DAVIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         CALYPTE BIOMEDICAL CORPORATION
                               1440 Fourth Street
                           Berkeley, California 94710
                     (Name and address of agent for service)
                                 (510) 526-2541
          (Telephone number, including area code, of agent for service)

                                     Copy to
                             John B. Goodrich, Esq.
                              Aaron J. Alter, Esq.
                              Thomas C. Klein, Esq.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                Title of                       Amount             Proposed           Proposed            Amount of
             Securities to                      to be         Maximum Offering   Maximum Aggregate   Registration Fee
             be Registered                   Registered       Price Per Share     Offering Price
------------------------------------------------------------------------------------------------------------------------
Common Stock

    - 1995 Director Stock Option Plan
        shares subject to outstanding
        options                                   20,000         $   0.50            $   10,000.00       $      3.04

        shares available for future grant        180,000         $   4.75(1)         $  855,000.00       $    259.10

    - Incentive Stock Plan
        shares subject to outstanding
        options                                1,293,380         $   0.55            $  711,359.00       $    215.57

        shares available for future grant      1,307,631         $   4.75(1)         $6,211,247.25       $  1,882.20

    - 1995 Employee Stock                        300,000         $   3.80(2)         $1,140,000.00       $    345.46
        Purchase Plan

      TOTALS                                   3,240,992                             $8,927,606.25       $  2,705.37


(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of 100% of the high and low price reported in the Nasdaq Small Cap Market System on November 22, 1996.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of 85% of the high and low price reported in the Nasdaq Small Cap Market System on November 22, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

      There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

      1. The Company's prospectus and prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") in connection with the effectiveness of the Company's Registration Statement on Form S-1 filed on May 20, 1996, as amended by Amendments Nos. 1, 2, and 3 filed on June 25, 1996, July 15, 1996, and July 26, 1996, respectively.

      2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996, and September 30, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

      3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 10, 1996, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the registrant's 1995 Director Option Plan, Incentive Stock Plan, and 1995 Employee Stock Purchase Plan, be legally and validly issued, fully paid and non-assessable. Such law firm owns approximately 10,000 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in the agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

         Exhibit
         Number
          5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional
                    Corporation
         10.2*      Incentive Stock Plan
         10.3*      1995 Director Option Plan
         10.4*      1995 Employee Stock Purchase Plan
         23.1       Consent of KPMG Peat Marwick LLP
         23.2       Consent of Wilson, Sonsini, Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1)
         24.1       Power of Attorney (See Page 7)


* Incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended on June 25, 1996, July 15, 1996, and July 26, 1996.

ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, California, on the 25th day of November, 1996.


                                       CALYPTE BIOMEDICAL CORPORATION


                                       By: /s/ John J. DiPietro
                                          _____________________________________
                                          John J. DiPietro
                                          Vice President of Finance,
                                          Chief Finance Officer,
                                          and Secretary

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Davis and John J. DiPietro jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                         Title                        Date
                    ---------                         -----                        ----
    /s/ William A. Boeger, III               Chairman of the Board of            November 25, 1996
---------------------------------------             Directors
        William A. Boeger, III

       /s/ John P. Davis                    President, Chief Executive           November 25, 1996
---------------------------------------       Officer, and Director
           John P. Davis                   (Principal Executive Officer)


   /s/ Howard B. Urnovitz, Ph.D.          Chief Science Officer and Director     November 25, 1996
---------------------------------------
       Howard B. Urnovitz, Ph.D.

      /s/ John J. DiPietro                    Vice President of Finance,         November 25, 1996
---------------------------------------        Chief Financial Officer,
          John J. DiPietro                         and Secretary
                                              (Principal Financial and
                                                 Accounting Officer)

                                                       Director                             , 1996
---------------------------------------                                          -----------
          Kuo-Yu (Frank) Chiang

                                                       Director                             , 1996
---------------------------------------                                          -----------
              David Collins

                                                       Director                             , 1996
---------------------------------------                                          -----------
          Julius R. Krevans, M.D.

        /s/ Mark Novitch, M.D.                         Director                  November 25, 1996
---------------------------------------
            Mark Novitch, M.D.

         /s/ Roger Quy, Ph.D.                          Director                  November 25, 1996
---------------------------------------
             Roger Quy, Ph.D.

                                                       Director                             , 1996
---------------------------------------                                          -----------
             Hideji Nonomura

                               CONSENT OF COUNSEL



      The consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, is contained in its opinion filed as Exhibit 5.1 to the Registration Statement.


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
                                INDEX TO EXHIBITS

           Exhibit
           Number
                                         Description

             5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation

            10.2*             Incentive Stock Plan

            10.3*             1995 Director Option Plan

            10.4*             1995 Employee Stock Purchase Plan

            23.1              Consent of KPMG Peat Marwick LLP

            23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (contained in
                              Exhibit 5.1)

            24.1              Power of Attorney (See Page 7)


* Incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended on June 25, 1996, July 15, 1996, and July 26, 1996.


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